Item 77C

Registrant incorporates by reference its Proxy Statement filed on April 25, 2005 (Accession No. 0000950137-05-004840).

Shareholder Meeting Results:

The Annual Meeting of Shareholders of Scudder Municipal Income
Trust (the "fund") was held on May 25, 2005. The following matters were voted upon by the shareholders of said fund (the resulting votes are presented below):
1.	To elect nine individuals to constitute the Board of Trustees of the fund.


Number of Votes:

For
Withheld
John W. Ballantine
33,879,210
510,704
Donald L. Dunaway
33,868,606
521,308
James R. Edgar
33,875,595
514,320
Paul K. Freeman
33,878,886
511,028
Robert B. Hoffman
33,848,624
541,290
William McClayton
33,880,107
509,808
Shirley D. Peterson
33,869,224
520,691
William N. Shiebler
47,775
0
Robert H. Wadsworth
47,775
0

2.	To ratify the selection of Ernst & Young LLP as the Independent
Registered Public Accounting Firm for the fund.

Number of Votes:
For
Against
Abstain
33,991,563
123,113
275,238




G:\sec_reg\NSAR\2005\053105\Muni Income Trust 77C.rtf